FOR IMMEDIATE RELEASE

Contact:	Roger D. Plemens
President and Chief Executive Officer
(828) 524-7000

ENTEGRA FINANCIAL CORP. ANNOUNCES ADDITION TO THE EXECUTIVE TEAM

Franklin, North Carolina, July 23, 2018 — Entegra Financial Corp. (NASDAQ: ENFC) (the “Company”), the holding company for Entegra Bank (the “Bank”), announced today that it has hired Delise Talley as an addition to the executive management team.

Mrs. Talley comes to Entegra from another financial institution in Asheville, North Carolina. Her 30 year career has included extensive experience in retail banking, small business banking, and human resources. During the last 17 years, she has led a team of over 500 employees in western North Carolina where she built and maintained outstanding customer experience and employee engagement.

Roger Plemens, President and Chief Executive Officer, commented, “We are excited to add Delise to our executive team and look forward to her thoughts and ideas as we continue to focus on retail banking. She will assume the role of Chief Retail Banking Officer upon Carolyn Huscusson’s retirement in February 2019 and will work closely with Carolyn over the next several months to ensure a smooth transition. Carolyn has been an invaluable source of knowledge and experience to Entegra for over 20 years and will be greatly missed.”

About Entegra Financial Corp. and Entegra Bank

Entegra Financial Corp. is the holding company of Entegra Bank. The Company’s shares of common stock trade on the NASDAQ Global Market under the symbol “ENFC.”

Entegra Bank operates a total of 18 branches located throughout the Western North Carolina counties of Cherokee, Haywood, Henderson, Jackson, Macon, Polk and Transylvania, the Upstate South Carolina counties of Anderson, Greenville, and Spartanburg and the Northern Georgia counties of Pickens and Hall. The Bank also operates loan production offices in Asheville, NC and Clemson, SC. For further information, visit the Bank’s website www.entegrabank.com.

Disclosures About Forward-Looking Statements

The discussions included in this press release may contain “forward-looking statements.” For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be “forward-looking statements.” Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” “will,” “should,” or other statements concerning opinions or judgments of the Company and its management about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those anticipated and may adversely affect our results of operations and financial condition. The accuracy of such forward-looking statements could be affected by factors including, but not limited to: the Company’s ability to implement aspects of its growth strategy; the financial success or changing conditions or strategies of the Company’s customers or vendors; the Company’s ability to compete effectively against other financial institutions in its banking markets; fluctuations in interest rates; actions of government regulators; the availability of capital and personnel; and general economic and market conditions. These forward-looking statements express management’s current expectations, plans or forecasts of future events, results of operation and financial condition. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in the Company’s reports filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to revise or update these statements following the date of this press release, except as required by applicable law.